Exhibit 99.1

June 28, 2006	MEDIA CONTACT:	Peter Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Announces Plan to Separate Gas, Power Businesses

•                  Tax-free spinoff to unlock shareholder value, maximize long-term potential of gas and electric businesses

•                  Stand-alone companies to have strong balance sheets, significant scale, leading market positions

•                  Transaction targeted for Jan. 1, 2007, effective date

CHARLOTTE, N.C. — Duke Energy’s board of directors yesterday unanimously authorized management to pursue a plan to create two separate publicly traded companies by spinning off Duke Energy’s natural gas businesses to Duke Energy shareholders.

Once the transaction is completed, Duke Energy’s shareholders will own 100 percent of the equity in both Duke Energy and a new gas company. The new gas company, which has yet to be named, will consist of Duke Energy’s Natural Gas Transmission (DEGT) business unit, which includes Union Gas, and Duke Energy’s 50-percent ownership interest in Duke Energy Field Services (DEFS). The businesses remaining in Duke Energy will be the U.S. Franchised Electric & Gas business unit, the Commercial Power business unit, the International business unit and Crescent Resources.

The company is targeting a Jan. 1, 2007, effective date for the transaction and expects the transaction to qualify for tax-free treatment for U.S. federal income tax purposes to both Duke Energy and its shareholders.

“This decision has been our top strategic priority in recent months and we expect to deliver significant long-term value to our shareholders by pursuing this transaction,” said James E. Rogers, president and chief executive officer (CEO). “As stand-alone companies, our electric and gas businesses will be extremely well-positioned to meet the energy challenges facing our country and the growing needs of our customers, as well as to provide strong growth for shareholders.”

Paul M. Anderson, chairman of the board, said, “Today’s announcement is the culmination of a thoughtful strategic review. It puts in motion a plan that we believe will unlock shareholder value in the near term as well as position the two companies to create more value for our investors over the long haul.

“As two market-leading companies, the stand-alone electric and gas businesses will have increased flexibility to seize expansion opportunities and grow at a higher rate,” Anderson added.

In conjunction with today’s announcement, the Duke Energy board decided that Anderson will be named non-executive chairman of the gas company board of directors. It also designated individuals to fill key management roles at the gas company:

•                  Fred Fowler, currently group executive and president of Duke Energy Gas, will serve as president and CEO;

•                  Greg Ebel, currently president of Union Gas, will be chief financial officer (CFO);

•                  Alan Harris, currently group vice president and CFO of DEGT, will serve as chief development officer;

•                  Bill Garner, currently group vice president for corporate development at DEGT, will be general counsel;

•                  Martha Wyrsch, currently president of DEGT, will serve as president and CEO of the new gas company’s transmission business which will include natural gas transmission, storage, the western Canadian gathering, processing and natural gas liquids operations, and Union Gas; and,

•                  Bill Easter will continue as president and CEO of DEFS, reporting to the DEFS board of directors.

Upon completion of the gas company spin, Anderson will resign from the Duke Energy board and Rogers will be appointed chairman of Duke Energy’s board of directors. Rogers will also continue in his role as president and CEO. David Hauser, currently group executive and CFO, will also continue in his role.

Two Leading Energy Companies

Duke Energy currently ranks 117th in the 2006 Fortune 500 ranking of America’s largest companies. As stand-alone entities, it is anticipated that both Duke Energy and the new gas company would continue to be Fortune 500 companies.

The gas company will be one of the largest gas transmission, storage, gathering, processing and distribution businesses in North America, with more than 18,500 miles of natural gas transmission pipeline, 250 billion cubic feet of natural gas storage capacity and 1.3 million retail gas customers in Ontario, Canada. Through its 50-50 joint venture with ConocoPhillips, it will also be the largest producer of natural gas liquids in the United States. Duke Energy expects the gas company, which will be headquartered in Houston, to have ongoing earnings per share (EPS) growth on average in the range of 5 percent to 7 percent annually over the next five years.

“We’re excited about becoming the leading pure-play gas transmission, storage, gathering, processing and distribution business in North America,” said Fowler. “With premier assets in strategic locations, a strong and experienced leadership team and a target-rich environment, we see ample opportunities to grow the gas business in the years ahead.”

Upon completion of the spin, Duke Energy will be one of the five largest electric utilities in the United States, consisting of the U.S. Franchised Electric & Gas business unit, operating as Duke Energy Carolinas, Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky. These utility businesses will continue to rely on approximately 28,000 megawatts of nuclear, coal, natural gas and hydroelectric power generation to serve 3.8 million retail electric customers in five states across 47,000 square miles of service area. The company will also continue to serve 500,000 retail gas customers in Ohio and Kentucky.

The Duke Energy portfolio will also include Duke Energy’s International business unit, with operations in eight Latin American countries; Duke Energy’s Commercial Power business unit, with approximately 8,700 megawatts of non-regulated electric generation primarily in the Midwest; and Crescent Resources, which is Duke Energy’s affiliated real estate company.

Duke Energy expects that after completion of the spin, Duke Energy’s ongoing EPS will grow on average by 4 percent to 6 percent annually over the next five years. The company will continue to be headquartered in Charlotte.

“Duke Energy’s focus going forward will be to continue to deliver competitively priced electricity and superior reliability to satisfy the needs of our customers,” said Rogers. “We see solid opportunities in the years ahead that should ensure steady, stable earnings and dividend growth for our investors.”

Transaction Details

Duke Energy and the new gas company will be capitalized to provide financial flexibility to take advantage of growth opportunities. After completion of the spin,

both companies are expected to have financial policies, balance sheets and credit metrics commensurate with solid investment-grade credit ratings.

At the time of the separation, the sum of the two companies’ dividends will be equal to the current Duke Energy dividend. The specific dividend allocation between the two companies will be determined closer to the date of the spin.

The final terms of the spin-off transaction are subject to subsequent approval of the Duke Energy board of directors. Consummation of the proposed transaction is subject to certain conditions, including final approval of the Duke Energy board, receipt of confirmation of the tax-free treatment of the spinoff, receipt of certain regulatory approvals, and the filing with the Securities and Exchange Commission (SEC) and the effectiveness of a registration statement on Form 10. The registration statement on Form 10 is expected to be filed with SEC in third quarter 2006. Duke Energy shareholder approval is not required to effect the spin-off transaction.

Analysts Conference Call

Anderson, Rogers, Fowler and Hauser will discuss today’s announcement during a conference call with analysts tomorrow, June 29, at 10 a.m. ET. The conference call can be accessed via the Investors’ Section of Duke Energy’s Web site at http://www.duke-energy.com/investors/ or by dialing 800/500-3792 in the United States or 719/457-2734 outside the United States. The confirmation code is 6750467. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 6750467. The international replay number is 719/457-0820, confirmation code 6750467. The replay will run through midnight on July 8, 2006. A replay and transcript also will be available by accessing the Investors’ Section of the company’s Web site at http://www.duke-energy.com/investors/.

Corporate Profile

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Non-GAAP Financial Measures

This document includes a discussion of anticipated growth in ongoing EPS over the next five years for Duke Energy, following completion of the spin, and for the gas company. These ongoing growth percentages are based on anticipated ongoing diluted EPS for future periods and are non-GAAP financial measures, as they represent diluted EPS from continuing operations plus, for Duke Energy, the per-share effects of any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast any special items for future periods.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. The forward-looking statements reflect management’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements included in this document. Duke Energy cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The transaction is subject to certain conditions precedent, including final approval by the Board of Directors of Duke Energy.

These risks and uncertainties include, among other things, risks inherent in the contemplated separation and related transactions and borrowings and costs related to the proposed transactions; distraction of Duke Energy and its management as a result of the proposed transactions; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; competition and regulatory limitations affecting the success of Duke Energy’s divestiture plans, including the prices at which Duke Energy is able to sell its assets; the performance of electric generation, pipeline and natural gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects. Additional factors that may affect the future results are set forth in the Duke Energy, Duke Power Company LLC and Cinergy Corp. filings with the Securities and Exchange Commission (“SEC”), which are available at www.duke-energy.com/investors/. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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